UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPORT TECH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

(Primary Standard Industrial Classification Code Number)

26-3195252
(I.R.S. Employer Identification Number)

10321 Running Falls St.
Las Vegas, NV 89178
(702) 686-3546
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Andrew I. Widme, President
SPORT TECH ENTERPRISES, INC.
10321 Running Falls St.
Las Vegas, NV 89178
(702) 686-3546
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-1325

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	8,410,800	$0.30	$2,523,240	$292.95

The Registrant hereby may amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus (Subject to Completion)

Dated _________, 2011

PROSPECTUS

Sport Tech Enterprises, Inc.

Eight Million Four Hundred and Ten Thousand Eight Hundred (8,410,800) Shares of Common Stock offered by the Selling Stockholders

We have prepared this prospectus to allow our current stockholders to sell up to 8,410,800 shares of our common stock. We are not registering any additional shares of common stock under this prospectus. This prospectus relates to the disposition by the selling stockholders listed on page 14, or their transferees, of up to 8,410,800 shares of our common stock already issued and outstanding. We will receive no proceeds from the disposition of already outstanding shares of our common stock by the selling stockholders.

The selling stockholders may sell these shares from time to time after this Registration Statement is declared effective by the Securities and Exchange Commission. The selling stockholders will sell at a stated fixed price until securities are quoted on the OTC Bulletin Board. Thereafter they will be sold at the prevailing market price or privately negotiated prices. We will not receive any of the proceeds received by the selling stockholders.

For a description of the plan of distribution of the shares, please see page 15 of this prospectus.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 4 where we describe specific risks associated with an investment in Sport Tech Enterprises, Inc. and these securities before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS __________, 2011.

PROSPECTUS SUMMARY

This summary contains basic information about us and the registration. Except as otherwise required by the context, references in this prospectus to "we," "our," "us,” “Company,” “Sport Tech,” Sport Tech Enterprises,” refer to Sport Tech Enterprises, Inc.

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus. You should carefully consider the matters discussed in “Risk Factors” beginning on page 4.

The selling security holders may sell these shares from time to time after this Registration Statement is declared effective by the Securities and Exchange Commission.  The prices at which the selling security holders may sell the shares has arbitrarily been determined to be at $0.30per share or until a market price for the shares is determined upon quotation on the OTC Bulletin Board or listed on a securities exchange. Thereafter they will be sold at the prevailing market price or privately negotiated prices. We will not receive any of the proceeds received by the selling stockholders.

Sport Tech Enterprises, Inc. (“Sport Tech Enterprises”)

Sport Tech Enterprises was incorporated in the state of Nevada on July 28, 2010. The company’s main focus is to  redesign and reengineer existing sporting goods, with the intention of creating superior products.

We have operated at a loss since our inception, and we cannot assure you that we will operate at a profit in the future. Because we have operated at loss, we have relied upon a private placement of common stock to fund our operations since our inception, and must continue to rely on debt or equity investments until we operate profitably, if ever.

Our auditor's report dated May 10, 2011, on our financial statements from Inception (July 28, 2010) to March 31, 2011 included a going concern qualification which stated that there was substantial doubt as to our ability to continue as a going concern. We continue to be undercapitalized because of our continued losses from operations.

Our principal executive office address and phone number is:

SPORT TECH ENTERPRISES, INC.
10321 Running Falls
Las Vegas, NV 89178
(702) 686-3546

Summary of the Offering

The Offering

Common stock offered by the selling stockholders…	8,410,800 shares of common stock, $0.001 par value per share.

Offering price…	Determined at the time of sale by the selling stockholders.

Total proceeds raised by us from the disposition of the common stock by the selling stockholders or their transferees…	We will not receive proceeds from the disposition of already outstanding shares of our common stock by selling stockholders or their transferees.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

SUMMARY FINANCIAL DATA

Statement of Operations Data:
March 31, 2011

Revenue	$ -

Operating Expenses
G&A	2,901
Professional	41,355
Salaries and wages	15,932

Total Expenses	60,188

Net Loss	$ (60,468)

Balance Sheet Data:

Assets
Cash	$ 682
Intangible Assets	1,019

TOTAL ASSETS	$ 1,701

Liabilities

Current Liabilities
Accounts Payable	893

Long Term Liabilities
Accrued interest payable – related party	280
Line of credit – related party	22,596

TOTAL LIABILITIES	23,769

Accrued Payroll and others

Stockholders’ Equity
Common Stock; $0.001 par value; 100,000,000 Shares, authorized; (number of shares issued and outstanding 33,450,000)	$ 33,450
Additional Paid in Capital	4,950
Deficit Accumulated During Development Stage	(60,468)
Total Stockholders’ deficit	(22,068)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$1,701

Net Loss/ Share	$(0.00)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” located on page 13, for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

An evaluation of us is extremely difficult. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand and acceptance of our business plan, the level of our competition and our ability to attract and maintain key management and employees.

While Management believes its estimates of projected occurrences and events are within the timetable of its business plan, there can be no guarantees or assurances that the results anticipated will occur.

We are highly dependent on our officer and director.

We rely heavily on our officer and director to provide services and for continued business development. It would be difficult to replace our officer or director at such an early stage of development of Sport Tech Enterprises. Sport Tech Enterprises’s business could be materially adversely affected if a number of our officers and directors were to leave and if Sport Tech Enterprises were unable to retain qualified replacements.

Potential issuance of additional common stock could dilute existing stockholders.

We are authorized to issue up to 100,000,000 shares of common stock. To the extent of such authorization, our Board of Directors has the ability, without seeking stockholder approval, to issue additional shares of common stock in the future for such consideration as the Board of Directors may consider sufficient. We are not currently seeking additional equity financing, which if sought or obtained may result in additional shares of our common stock being issued. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the common stock held by our existing stockholders.

We will need additional capital in the future to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders, which may result in our inability to fund our working capital requirements and harm our operational results.

Based on our current proposed plans and assumptions, we anticipate that we will need additional capital to fund our operations. There is no assurance that we would be able to raise such capital in an amount sufficient to continue our operations. In the event we require additional financing, we will seek such financing through bank borrowing, debt or other equity financing, corporate partnerships or otherwise. We cannot assure you that such financing would be available to the Company in the amounts or at the times we may require the financing, or if we do obtain any financing that it would be on terms that would allow us to achieve profitability and to sustain our business. We do not presently have a credit line available with any lending institution.

Any additional equity financing may involve the sale of additional shares of our common stock on terms that have not yet been established. These terms may be more favorable to future investors than those contained herein.

Risks Relating to Our Business and Marketplace

We depend on certain key employees, and believe the loss of any of them would have a material adverse effect on our business.

We will be dependent on the continued services of our management team. While we have no assurance that our current management will produce successful operations, the loss of such personnel could have an adverse effect on meeting our production and financial performance objectives. We have no assurance that we will not lose the services of these or other key personnel and may not be able to timely replace any personnel if we do lose their services.

Even though federal legislation has been put in place to protect investors against corporate fraud, these measures do not currently apply to our company.

Federal legislation, such as the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE, or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics.

We have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange or Nasdaq, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently have one director. If we expand our board membership in future periods to include independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees are made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should consider our current lack of corporate governance measures in making their investment decisions, in addition to the fact that we currently have only one director.

If our marketing efforts do not effectively expand our brand name recognition, we may not be able to achieve our growth strategy.

 We believe that broader recognition and favorable perception of our brand by consumers in our target market is essential to our future success. To increase brand recognition, we believe we must start to devote significant amounts of time and resources to advertising and promotions. These expenditures, however, may not result in an increase in favorable recognition of our brand or a sufficient increase in revenues to cover such advertising and promotional expenses. In addition, even if our brand recognition increases, our consumer base and our revenues may not increase, and may in fact decline, either of which could harm our business.

If we are unable to obtain endorsements by professional athletes, our ability to market and sell our products may be harmed.

 A key element of our long-term marketing strategy will be to obtain endorsements from emerging action sport athletes, which contributes to our authenticity and brand image. We believe that this strategy has been an effective means for our competitors, of gaining brand exposure worldwide and carries the potential to create broad appeal for our products. We cannot assure you that we will be able to acquire such individuals in the foreseeable future. Larger companies with greater access to capital for athlete sponsorship may in the future increase the cost of sponsorship for these athletes to levels we may choose not to match. If this were to occur, the likelihood of obtaining such athletes may be unrealistic.

We also are subject to risks related to the selection of athletes to endorse our products. We may select athletes who are unable to perform at expected levels or who are not sufficiently marketable. In addition, negative publicity concerning any of our athletes could harm our brand and adversely impact our business. If we are unable in the future to secure prominent athletes and arrange athlete endorsements of our products on terms we deem to be reasonable, we may be required to modify our marketing platform and to rely more heavily on other forms of marketing and promotion, which may not prove to be as effective.

Our ability to attract qualified sales and marketing personnel is critical to our future success, and any inability to attract such personnel could harm our business.

Our future success may also depend on our ability to attract and retain additional qualified design and sales and marketing personnel. We face competition for these individuals worldwide, and there is a significant concentration of action sporting goods companies based in Southern California, as well as in and around our headquarters in Las Vegas, Nevada. We may not be able to attract or retain these employees, which could have a material adverse effect on our results of operations and financial condition.

If we fail to secure or protect our intellectual property rights, counterfeiters may be able to copy and sell imitations of our products and competitors may be able to use our designs, each of which could harm our reputation, reduce our revenues and increase our costs.

 We will rely on intellectual property laws to protect our proprietary rights with respect to our trademarks and any pending patents which we might file for. We are susceptible to injury from the counterfeiting of our products, which may harm our reputation for producing high-quality products or force us to incur additional expense in enforcing our rights. It is difficult and expensive to detect and prevent counterfeiting. Despite our efforts to protect our intellectual property, counterfeiters may continue to violate our intellectual property rights by using our trademarks and imitating our products, which could potentially harm our brand, reputation and financial condition.

Since our products may be marketed and sold internationally, we may also depend on the laws of foreign countries to protect our intellectual property. These laws may not protect intellectual property rights to the same extent or in the same manner as the laws of the United States. We cannot be certain that our efforts to protect our intellectual property will be successful or that the costs associated with protecting our rights abroad will not negatively impact our results of operations. We may face significant expenses and liability in connection with the protection of our intellectual property rights both inside and outside of the United States. Infringement claims and lawsuits likely would be expensive to resolve and would require substantial management time and resources. Any adverse determination in litigation could subject us to the loss of our rights to a particular trademark, which could prevent us from manufacturing, selling or using certain aspects of our products or could subject us to substantial liability, any of which would harm our results of operations. Aside from infringement claims against us, if we fail to secure or protect our intellectual property rights, our competitors may be able to use our designs. If we are unable to successfully protect our intellectual property rights or resolve any conflicts, our results of operations may be harmed.

Any shortage of raw materials could impair our ability to ship orders of our products in a cost-efficient manner or could cause us to miss the delivery requirements of our customers, which could harm our business.

The capacity of manufacturers to manufacture our products is dependent, in part, upon the availability of raw materials. When we decide upon manufacturers for our products the manufacturers may experience shortages of raw materials, which could result in delays in deliveries of our products by our manufacturers or in increased costs to us. Any shortage of raw materials or inability to control costs associated with manufacturing could increase the costs for our products or impair our ability to ship orders of our products in a cost-efficient manner and could cause us to miss the delivery requirements of our customers. As a result, we could experience cancellation of orders, refusal to accept deliveries or a reduction in our prices and margins, any of which could harm our financial performance and results of operations.

Our business could suffer if any of our or our future licensees’ key manufacturers fails to use acceptable labor practices.

 We do not plan to control our future independent manufacturers or their labor practices. The violation of labor or other laws by an independent manufacturer utilized by us or a licensee of ours, or the divergence of an independent manufacturer’s or licensing partner’s labor practices from those generally accepted as ethical in the United States, could damage our reputation or interrupt, or otherwise disrupt the shipment of finished products to us or our licensees if such manufacturer is ordered to cease its manufacturing operations due to violations of laws or if such manufacturer’s operations are adversely affected by such failure to use acceptable labor practices. If this were to occur, it could have a material adverse effect on our financial condition and results of operations

We may not be able to compete effectively, which could cause our revenues and market share to decline.

 The sporting goods industry is highly competitive. We compete with numerous domestic and foreign designers, distributors, marketers and manufacturers of sporting goods, accessories and other related products, some of which are significantly larger and have greater resources than we do. We believe that in order to compete effectively, we must continue to develop and maintain our brand image and reputation, be flexible and innovative in responding to rapidly changing market demands and consumer preferences, and offer consumers a wide variety of high quality apparel at premium prices. We compete primarily on the basis of brand image, style, performance and quality.

The purchasing decisions of consumers are highly subjective and can be influenced by many factors, such as brand image, marketing programs and product design. Several of our competitors enjoy substantial competitive advantages, including greater brand recognition, longer operating histories, more comprehensive product lines and greater financial resources for competitive activities, such as sales and marketing and strategic acquisitions. The number of our direct competitors and the intensity of competition may increase as we expand into other product lines or as other companies expand into our product lines. Our competitors may enter into business combinations or alliances that strengthen their competitive positions or prevent us from taking advantage of such combinations or alliances. Our competitors also may be able to respond more quickly and effectively than we can to new or changing opportunities, standards or consumer preferences, which could result in a decline in our revenues and market share.

We are a development stage company organized in July 2010 and have limited operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were incorporated in July of 2010 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) stockholders’ deficit is $22,068 as of March 31, 2011, and (iii) we have incurred losses of $60,468 for the period from inception (July 28, 2010) to March 31, 2011, and have been focused on organizational and start-up activities and business plan development since we incorporated. Although we have commenced the development of our website and marketing strategy, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our product, the level of our competition and our ability to attract and maintain key management and employees.

Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

Additionally, our auditor’s report reflects that the ability of Sport Tech Enterprises to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Mr. Widme has limited experience in running a public company. The lack of experience in operating a public company could impact our return on investment, if any once we become a public company.

As a result of our reliance on Mr. Widme, and his limited experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Widme intends to hire personnel in the future, when sufficiently capitalized, who would have the experience required to manage our company, and such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such a future offering occurs, and until such management is in place, we are reliant upon Mr. Widme to make the appropriate management decisions.

Mr. Widme lacks relevant experience related to our proposed business.

Mr. Widme has professional experience as a service and project manager. He lacks experience as a director and has limited experience as an officer of a public company or other related position in a company that produces and distributes sporting good products. His lack of experience puts our investors at risk of losing their entire investment.

Mr. Widme may become involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Widme’s limited time devotion to Sport Tech Enterprises could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other companies, we do not have the depth of managerial or technical personnel. Mr. Widme is currently involved in other businesses, which have not, and are not expected in the future to interfere with Mr. Widme’s ability to work on behalf of our company. Mr. Widme may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Widme will devote only a portion of his time to our activities.

We are subject to significant competition from large, well-funded companies.

The industries we intend to compete in are characterized by intense competition and rapid and significant technological advancements. Many companies, research institutions and universities are working in a number of areas similar to our primary fields of interest to develop new products, some of which may be similar and/or competitive to our products. Furthermore, many companies are engaged in the development of sporting goods which may be similar and/or competitive to our products and technology. Most of the companies with which we compete have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than us.

If we fail to develop new products or if the pace of our product development fails to keep up with that of our competitors, our net sales and future profitability could be adversely affected.

We are currently developing new products and enhancements to other currently offered products. Development of these products requires additional research and development expenditures. We may not be successful in developing, manufacturing or marketing these new products. Furthermore, if our pace of product development fails to keep up with that of our competitors, many of which have substantially greater resources than us, our net sales and future profitability could be adversely affected.

We may not be able to raise additional funds through public or private financings or additional borrowings, which could have a material adverse effect on our financial condition.

Our cash on hand, cash flow from operations and present borrowing capacity may not be sufficient to fund necessary capital expenditures and working capital requirements. We may from time to time seek additional financing, either in the form of bank borrowings, sales of debt or equity securities or otherwise. To the extent our capital resources and cash flow from operations are at any time insufficient to fund our activities or repay our indebtedness as it becomes due, we will need to raise additional funds through public or private financing or additional borrowings. We may not be able to obtain any such capital resources in sufficient amounts or on acceptable terms, if at all. If we are unable to obtain the necessary capital resources, our financial condition and results of operations could be materially adversely affected.

We will incur increased costs when we become a public company.

As a public company, we will incur significant legal, accounting and other expenses that we do not incur as a private company. We will incur costs associated with public company reporting requirements and costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as rules implemented by the Securities and Exchange Commission, or SEC, and FINRA. We expect these rules and regulations to increase our legal and financial compliance costs and to make activities more time-consuming and costly.

Risks Related to this Offering

You could lose your entire investment.

The Common Stock offered hereby is highly speculative, involves a high degree of risk and should not be purchased by any person who cannot afford the loss of the entire investment. A purchase of our Common Stock in this offering would be unsuitable for a person who cannot afford to sustain such a loss.

The sale or issuance of a substantial number of our shares will likely negatively affect the market price of our Common Stock.

The future sale of a substantial number of shares of our Common Stock in the public market, or the perception that such sales could occur, could significantly and negatively affect the market price for our Common Stock. We expect that we will likely issue a substantial number of shares of our capital stock in this Offering and in subsequent financing transactions in order to fund our operations and growth of our business. Under these arrangements, we may agree to register the shares for resale soon after their issuance. We may also continue to pay for certain services with equity, which would dilute your interest in our business. Also, sales of the shares issued in this manner could negatively affect the market price of our stock.

We do not anticipate paying Dividends to our shareholders in the near future, which may limit our ability to attract investments in the Company.

Sport Tech does not anticipate paying dividends in the near term. We expect to retain income, if any, for working capital and investment needs. It is anticipated that any income received from operations will be devoted to future operations. The timing and payment of cash or other distributions, if any, will be left to the discretion of the Board of Directors. See “Dividend Policy.”

The price of our Common Stock may be volatile, which may lead to losses by investors.

The price of our Common Stock may fluctuate significantly in response to a number of factors, including:

•	Our quarterly results;
•	Changes in earnings estimates by analysts and whether our earnings meet or exceed such estimates;
•	Announcements of technological innovations by us and our competitors;
•	Additions or departure of key personnel; and
•	Other events or factors that may be beyond our control.

Volatility in the market price of our securities could lead to claims against us. Defending these claims could result in significant litigation costs and a diversion of our management’s attention and resources.

The application of the “penny stock” rules to our Common Stock could limit the trading and liquidity of the Common Stock, adversely affect the market price of our Common Stock and increase your transaction costs to sell those shares.

As long as the trading price of our Common Stock is below $5.00 per share, the open-market trading of our Common Stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 (excluding personal residence in accordance with the Dodd-Frank act of 2010) or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations if they apply, require the delivery, prior to any transaction involving a “penny stock,” of a disclosure schedule explaining the “penny stock” market and associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive the purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our Common Stock, reducing the liquidity of an investment in our Common Stock and increasing the transaction costs for sales and purchases of our Common Stock as compared to other securities.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Sport Tech; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Sport Tech are being made only in accordance with authorizations of management and directors of Sport Tech, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Sport Tech assets that could have a material effect on the financial statements.

We have a limited number of personnel that are required to perform various roles and duties. These individuals developed our internal control procedures and are responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Risks Related to our Common Stock

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this offering, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

If the ownership of our common stock becomes highly concentrated, it may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

Our sole executive officer and director and his affiliates will beneficially own or control in excess of 71 percent of the outstanding shares of our common stock, following the completion of this offering. Accordingly he will have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transactions. However, as a result of his position, the stockholder may also delay or prevent a change of control of us, even if such a change of control would benefit our other stockholders. The significant concentration of stock ownership, if it should occur, may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise. See “Security Ownership of Certain Beneficial Owners and Management” on page 23 for details on our capital stock ownership.

Future sales of our common stock may result in a decrease in the market price of our common stock, even if our business is doing well.

The market price of our common stock, when and if established, could drop due to sales of a large number of shares of our common stock in the market after the offering or the perception that such sales could occur. This could make it more difficult to raise funds through future offerings of common stock.

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this prospectus.  We have not, and the selling stockholders have not, authorized anyone to provide information different from that contained in this prospectus.  The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

AVAILABLE INFORMATION

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) and Section 15(d) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Sport Tech Enterprises files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.W.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1, including exhibits and schedules, under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus by the selling stockholders identified in this prospectus. This prospectus, which constitutes part of the registration statement, does not include all the information set forth in the registration statement and its exhibits, certain parts, such as Part II of the registration statement, are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, one should refer to such registration statement, exhibits and schedules.  A copy of the registration statement, including the exhibits and schedules can may be reviewed and copied at the SEC’s public reference facilities or through the SEC’s EDGAR website.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Management’s Discussion and Analysis fo Financial Condition and Results of Operations”, “Description of Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “intends to”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors”, “Plan of Operation” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

USE OF PROCEEDS

We will not receive any proceeds from the disposition of the shares of common stock by the selling security holders or their transferees.

SELLING STOCKHOLDERS

The shares to be offered by the selling stockholders are “restricted” securities under applicable federal and state laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”) to give the selling stockholders the opportunity to publicly sell these shares.  The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders.  The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

Each of the selling stockholders (i) purchased the securities covered by this prospectus in the ordinary course of business, and (ii) at the time of purchase of such securities, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling stockholders.

Selling Stockholder Information

The following is a list of selling stockholders who own an aggregate of 8,410,800 shares of our common stock covered in this prospectus.  Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares.

	Number of Shares	Number of Shares to	Shares Beneficially Owned After Offering
Name	Owned	be Offered	Number	Percent

Jane Stoecklein	8,000,000	8,000,000	8,000,000	24

Gisela Stoecklein	12,000	12,000	0	-

Jacklyn Nardozzi	4,000	4,000	0	-

Michael Nardozzi	4,000	4,000	0	-

Andrea Martinez	4,000	4,000	0	-

Randall LeClair	4,000	4,000	0	-

Kristina Ghazal	4,000	4,000	0	-

Jackie Martinez	4,000	4,000	0	-

Michael Waldrip	4,000	4,000	0	-

Paul Widme	8,000	8,000	0	-

Linda Morrison	12,000	12,000	0	-

Cheryl Widme	8,000	4,000	0	-

Todd Widme	12,000	4,000	0	-

Thu Kalen	4,000	4,000	0	-

Matthew Kalen	4,000	4,000	0	-

Keith Peterson	4,000	4,000	0	-

Matthew Lane	4,000	4,000	0	-

Marc Lane	4,000	4,000	0	-

Guion Mascolo	4,000	4,000	0	-

Gidion Conelius	4,000	4,000	0	-

Justin Villarreal	4,000	4,000	0	-

Tyler Trowbridge	4,000	4,000	0	-

Jennifer Trowbridge	4,000	4,000	0	-

Andrea Nardozzi	12,000	12,000	0	-

Kelly Lloyd	4,000	4,000	0	-

Raquel Vazquez	12,000	12,000	0	-

Chris Beaudry	12,000	12,000	0	-

Sara Villarreal	4,000	4,000	0	-

Brian Brekke	4,000	4,000	0	-

Ben Winsor	4,000	4,000	0	-

Stacie Reed	4,000	4,000	0	-

Daniel Van Ness	200,800	200,800	0	-

Stoecklein Law Group	50,000	50,000	0	-

Unless footnoted above, based on information provided to us, none of the selling stockholders are affiliated or have been affiliated with any broker-dealer in the United States. Except as otherwise provided in this prospectus, none of the selling stockholders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

PLAN OF DISTRIBUTION

We are registering the shares currently held by certain of our stockholders to permit them and their transferees or other successors in interest to offer the shares from time to time. We will not offer any shares on behalf of any selling stockholder, and we will not receive any of the proceeds from any sales of shares by such stockholders.  The prices at which the selling security holders may sell the shares has arbitrarily been determined to be at $0.30 per share or until a market price for the shares is determined upon quotation on the OTC Bulletin Board or listed on a securities exchange.  Once we have received a trading symbol on the OTC Bulletin Board, or securities exchange, the selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their registered shares of common stock on any stock exchange market or trading facility on which our shares may be traded or in private transactions.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, if our shares are ever approved for trading on an exchange or by other means. If our shares are approved for such trading, as to which we cannot provide any assurance, these dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein if our shares are approved for listing on an exchange or for trading on the OTCBB:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
·	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block
·	as principal to facilitate the transaction;
·	purchases by a broker-dealer as principle and resale by the broker-dealer for its account;
·	an exchange distribution in accordance with the rules of the applicable exchange;
·	privately negotiated transaction;
·	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
·	specified number of such shares at a stipulated price per share;
·	a combination of any such methods of sale; and
·	any other method permitted pursuant to applicable law.

As of the date of this prospectus, the Company has no information on the manner or method by which any selling stockholder may intend to sell shares. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

If a trading market for our common stock develops, the selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. We cannot assure you that all or any of the shares offered by this prospectus will be issued to, or sold by, the selling stockholders.  The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

The selling stockholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No selling stockholder has entered into an agreement with a prospective underwriter. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.  In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions, rules and regulations of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the selling stockholders.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934.  In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.  Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.  Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions.  We have advised the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  Selling stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Shares of common stock distributed to our stockholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be "affiliates" of the Company under the Securities Act.  Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders.   Persons who are affiliates will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

Penny Stock Regulations

Our common stock will be considered a "penny stock" as defined by Section 3(a)(51) and Rule 3a51-1 under the Securities Exchange Act of 1934. A penny stock is any stock that:

·	sells for less than $5 a share,
·	is not listed on an exchange, and
·	is not a stock of a "substantial issuer."

We are not now a "substantial issuer" and cannot become one until we have net tangible assets of at least $5 million, which we do not now have.

Statutes and SEC regulations impose strict requirements on brokers that recommend penny stocks. Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine"

·	that transactions in penny stocks are suitable for the person and
·	the person, or his/her advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement describing the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.  Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.  Compliance with these requirements can often delay a proposed transaction and can result in many broker-dealer firms adopting a policy of not allowing their representatives to recommend penny stocks to their customers.

Another SEC rule requires a broker-dealer that recommends the sale of a penny stock to a customer to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market.  The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation for the proposed transaction.  Finally, the broker-dealer must furnish the customer with a monthly statement including specific information relating to market and price information about the penny stocks held in the customer's account.

The above penny stock regulatory scheme is a response by Congress and the SEC to abuses in the marketing of low-priced securities by "boiler room" operators.  The scheme imposes market impediments on the sale and trading of penny stocks.  It limits a stockholder's ability to resell a penny stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

·	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

·	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

·	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

·	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

·
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 33,610,800 shares were outstanding as of June 30, 2011. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed.  In the event of a liquidation, dissolution or winding up of Sport Tech Enterprises, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

1.	20 to 33 1/3%,
2.	33 1/3 to 50%, or
3.	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.  Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which;

1.	has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and
2.	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Sport Tech Enterprises, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of Sport Tech Enterprises.  This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having;

1.	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
2.	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
3.	representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

1.
the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

2.	the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or
3.	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements of Sport Tech Enterprises as of March 31, 2011 are included in this prospectus and have been audited by De Joya Griffith & Company, LLC, an independent auditor, as set forth in their report appearing elsewhere in this prospectus and are included in reliance upon such reports given upon the authority of such firm as an expert in accounting and auditing.

The legality of the shares offered hereby will be passed upon for us by Stoecklein Law Group, 402 West Broadway, Suite 690, San Diego, California 92101.

Neither De Joya Griffith & Company, LLC nor Stoecklein Law Group has been hired on a contingent basis, or has been a promoter, underwriter, voting trustee, director, officer, or employee of Sport Tech Enterprises.  Per the retainer agreement executed with Stoecklein Law Group, the firm was issued and has received shares mutually agreed upon by terms outlined in the agreement.

DISCLOSURE OF COMMISSION
POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Sport Tech Enterprises will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any director since provisions have been made in our articles of incorporation limiting liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•           any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•           for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of their duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves settlement and reimbursement as being for our best interests.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Sport Tech Enterprises. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Sport Tech Enterprises in connection with a sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover losses from us.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is unenforceable.

DESCRIPTION OF BUSINESS

Business Development

Sport Tech Enterprises, Inc., is a development stage company which was incorporated in the State of Nevada in July of 2010. The company was formed with the intentions of reengineering existing sporting goods, and make them better. Our goal is to not only build  longer lasting products which are also safer and more affordable, but to also form strategic partnerships with similar companies who might help us enter into other areas of the sporting goods market, and who might ultimately help our company develop a stronger corporate presence. We are currently oriented around action sports, such as surfing, boogie boarding and snowboarding. However, we anticipate transitioning into a much broader range of sporting products in the future.

Currently, we are in the approval process with the United States Patent and Trademark Office (“USPTO”) for trademark which was filed in September of 2010. Our first innovative new product is a surf leash for popular water related sports, such as surfing and body-boarding. We intend on filing a provisional patent once we have completed working trials with our prototype.This initial product will be developed and marketed through our wholly-owned subsidiary SquareRoot, Inc. The design of our products is centered on the perspective of consumer demands with regard to longevity, functionality and safety. Our intention is to design products which last longer, and are safer than those of our competitors. We believe that consumers are willing to pay more for a product if it is durable. We designed our surf leash with this in mind.

Business of Issuer

Description of the Status of the Product

As stated above, our wholly-owned subsidiary SquareRoot is in the developmental phase of an improved surf leash. We have constructed our first prototype, and our currently in working trials to test the results of our design. The new design uses a braided stainless steel line that is encased in urethane tubing.  Using a stainless steel line increases the durability of the surf leash while preventing spring back of a surfboard or body-board.  Preventing the spring back increases safety, as the board can no longer spring into the body of the leash user.  Once we have completed our working trials, we intend to commence with our marketing strategy.

Background of the Surf Leash Product

The invention is a surf leash for water sports, such as surfing and body-boarding (also called “boogie-boarding”). The purpose of a surf leash is to secure an individual’s board to their leg or arm, upon “wiping out” or falling off the boards. The design of the surf leash is dependent on whether the user is a surfer or a boogie-boarder respectively.

The history of surfing shows why such a device was needed, and why it is now a fundamental tool for surf-related sports. As surfing emerged in Hawaii and California as a popular sport, the evolution of the sporting equipment followed. Surf leashes were first invented for safety because without them a surfer was forced to swim back to the shore, usually in hazardous conditions. This made surfing extremely dangerous and therefore, being a strong swimmer was essential for survival. As the surfboard became smaller and more refined, some innovative surfers, tired of swimming and who fixed damaged or broken boards began to look for a solution. Initially, the surf leashes were not accepted and earned the name “kook cords,” but soon they rapidly gained popularity as surfers realized the advantages. It was simple mathematics; surf leashes equaled catching more waves, which is what surfers wanted;  revolutionizing the entire world of surfing.

Long Felt Need for a Better Product

Ironically, while surfing leashes decreased the likelihood of damage to one’s board and to other surfers, it increased the danger to those wearing it. The following true stoy will illustrate further. In 1971 surf pioneer Jack O’Neill (O’Neill wetsuits) tragically lost his eye when his surf leash snapped back and directly punctured his eye. This accident was caused by the flawed design and materials, which stretched from the force of the waves and then snapped back with a force similar to that of a rubber band. Today, the same problems still exist in modern surf leash engineering, in addition to other flaws. Our solution is to fix these problems and capitalize on the market.

Sport Tech’s philosophy is based on the notion that products should be built to last. This means a product’s demand is significantly affected by its perceived longevity. In other words, in the context of surfing, a leash which lasts longer is more desirable when it carries a manufacturer’s warranty. It is the Company’s intention to market a product that will come standard with a lifetime warranty. The invention is a modified version of an already existing technology, but expands on the technology to increase a surf leash strength, durability, and safety. In essence, the product’s basic design remains almost unchanged. The leash consists of a polyurethane cord with a Velcro strap, which allows the board to remain attached to the surfer’s leg. However, it is the core of the polyurethane cord, which has been materially enhanced by the presence of a metallic reinforcement.

Although we are still researching the most desirable and cost effective materials to use in the manufacture of our product, we have made the decision to use stainless steel to construct our first prototype.  Stainless Steel is a widely used family of Iron-Chromium Alloys. Stainless Steels are alloys of iron and carbon which contain between 12 and 30 percent Chromium, plus other alloying elements. The chromium, which helps develop a passive surface oxide film, provides corrosion resistance. Stainless Steels are wrought or cast and consist of several families that are named for their metallurgical structure. Stainless Steels are fabricated and welded by common processes, and are used for their corrosion resistance, high-temperature strength and scaling resistance. These properties account for their extremely wide use in practically every industry.

We feel the advantage of this technology is obviously exponentially larger than our competitor’s product. We strongly believe that the surf industry, specifically the surf leash business, has an economic interest in not improving existing technology. For example, modern surf leashes produced by our competitors generally last roughly six to twelve months, requiring multiple purchases by the consumer and increased revenues for the company. The lifespan depends on a plethora of factors, such as the surfer’s ability, surfing conditions and geography. Even though exceptions do exist, a leash may last a year or two at best.

On the other hand, our design is intended to last the consumer a lifetime. In fact, we are so confident in the engineering of our product that we are verifying our ability to market it with a lifelong manufacturer’s warranty. According to research we have conducted, no such warranty exists on the market.

Importance and Duration of Intellectual Property

We regard our future trademarks, trade secrets, and similar intellectual property as critical factors to our success. We will rely on patent, trademark, and trade secret law, as well as confidentiality and license agreements with certain employees, customers, and others to protect our proprietary rights.

The importance of our Intellectual Property cannot be overstated. We are currently in the process of completing working trials of our prototype.  Upon completion we will focus on securing federal protection of our first patent for a surf leash design. Currently, we are in communication with the United States Patent and Trademark Office (“USTPO”), regarding the application of our trademark. Our Trademark application was filed on September 13, 2010. The Intellectual Property represented in our technology and engineering may become our most valuable asset, which may distinguish us from the rest of the industry.

Distribution, Sales and Marketing

We are in the process of developing a website to disseminate information to our targeted demographic, which consists of mainly those who affiliate themselves with the sporting lifestyle. Our website, located at www.sporttechenterprises.com serves as an additional medium for us to communicate our brand message. The purpose is to promote our products, including our surf leash, while simultaneously directing customers to other future retail products. Visitors to our website will be able to view our line of products and accessories, read news releases, learn about our team riders and view information about our SquareRoot branded events. Our website will offer a directory of our store-based retailers as well as other surfing products as well. As a means to further connect with our core consumers, we intend to allow visitors to sign-up for email distributions of periodic news releases as well as updates on our product line, team riders and SquareRoot branded events.

In addition to our website, we are in the process of building the foundation for a grass roots movement to promote our surf leash product within Southern California.  Sport Tech is striving to coordinate and utilize the support of friends and volunteers they have developed in the local San Diego surf community to assist with marketing. The Company feels  with support from the local surfing communities, they can secure agreements to market products in local retail shops throughout Southern California.

Since the formation of the Company, we have focused on analyzing the viability of our business plan, and establishing our business model, which included researching the items needed to secure a trademark.  We also collaborated with a graphic artist who assisted us in designing a logo for our brand name. We are currently in the process of review with the USPTO regarding the registration of our intellectual property which currently consists of our trademark. After we secure federal protection for our trademark and complete our working trials, we will begin the process of advertising and implement our marketing plan.

Manufacturing

           We have constructed our first prototype and are now in the process of completing our working trials.  After we have filed a provisional pantent with the USPTO, we will begin trying to locate a manufacturer.  While confirming a source for manufacturing, we are continually testing and refining any possibility of improvement.

1.	Initial market introduction through our website, followed by a grassroots “door to door” focus in Southern California.

2.	Sport Tech is intending to manage its own small Marketing and Sales organization for the U.S. market.

Competition

Sport Tech Enterprises, Inc., will compete with numerous national and international companies which manufacture and distribute broad lines of sporting goods and related equipment.  Most of the Company's possible competitors are larger and have substantially greater financial and other resources than Sport Tech Enterprises, Inc.

 Within the surf industry, our most significant competitors already possess a competitive advantage because these companies have established themselves within the industry in terms of advertising, marketing, sponsorships, goodwill, brand recognition and product awareness. Companies such as Dakine, OAM (“On a Mission”), FCS, XM, and Creatures of Leisure currently dominate this market. In general, their products are fundamentally the same in design and may be prone to the same problems.  We feel our product has a more innovative design, than what is currently being marketed by these companies. We intend to attract consumers by manufacturing a product which will last a lifetime.

Initially we plan to focus exclusively on action sports such as surfing, body-boarding, snowboarding and skating. However, we hope that as our company grows, we can gradually shift our production line to mainstream sports such as soccer, baseball, football, hockey and basketball. Although this transition would be difficult, we believe it is feasible and are dedicated to the expansion of our product line.  Assuming we make a successful transition, the Company's principal competitors include Wilson Sporting Goods Company (a wholly owned subsidiary of Amer Group Ltd.), Nike, Easton, Hillerich & Bradsby, Mizuno Wilson Sporting Goods Company, Spalding, Riddell Sports Inc. Sport Tech’s  goal is grow to become  a prominent sporting good manufacturing and engineering Company. In North America, competition in the sporting goods industry is intense and is based upon quality, price, product features and brand recognition.

Personnel

We are a development stage company and currently have only one part-time employee, Andrew Widme, who is our sole officer and director.  We look to Mr. Widme for guidance in regards to design, manufacture and sales of our products.  We do not anticipate hiring additional employees over the next 12 months.  We intend to use the services of consultants to perform various professional services not capable of being handled by Mr. Widme.  We believe that this use of third-party service providers may enhance our ability to contain general and administrative expenses.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis is intended to provide additional understanding about the Company and its planned operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

OVERVIEW AND OUTLOOK

Sport Tech Enterprises, Inc., is a privately held corporation organized under the laws of the state of Nevada (the “Company” or “Sport Tech”). Sport Tech a development stage company formed under the premise of taking existing sporting good products, and modifying them into better more innovative products. Sport Tech intends to redesign and improve sporting goods, after which, Sport Tech intends to manufacture and sell it’s redesigned products.

Since our inception on July 28, 2010 through March 31, 2011, we have not generated any revenues and have incurred a net loss of $60,468. We believe this PPM will  allow us the ability to start production of our first product and support the limited costs associated with our initial ongoing operations for the next twelve months.  There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash  from this PPM will be adequate to maintain our business.  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements.

On October 1, 2010, we acquired our wholly-owned subsidiary, SquareRoot, Inc (“SquareRoot”) in the state of Nevada. SquareRoot was formed to design, manufacture, and distribute water sport sporting goods.

Going Concern

The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of the Company as a going concern.  The Company may not have a sufficient amount of cash required to pay all of the costs associated with operating and marketing of its products. Management intends to use borrowings and security sales to mitigate the effects of cash flow deficits, however no assurance can be given that debt or equity financing, if and when required, will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue existence.

Results of Operations

Revenues

Since our inception on July 28, 2010 through March 31, 2011, we have not generated revenues, and have incurred a net loss of $60,468.

Expenses

Operating expenses totaled $60,188 from the period of inception on July 28, 2010 through March 31, 2011.

Liquidity and Capital Resources

Since inception, we have financed our cash flow requirements through capital investments from or stockholders. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of product sales. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we need to generate sufficient revenues from product sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop our line of products, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions.

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures designed to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the specified time periods.

As of the end of the period covered by this report, Andrew I. Widme, our President and Principal Accounting Officer evaluated the effectiveness of our disclosure controls and procedures pursuant to Exchange Act Rule 13a-15. Based on the evaluation, which disclosed no significant deficiencies or material weaknesses, Mr. Widme, our President and Principal Accounting Officer concluded that our disclosure controls and procedures are effective in timely alerting him to material information required to be included in our periodic SEC filings and in ensuring that information required to be disclosed by us in the reports that we file or submit under the Act is accumulated and communicated to our management, including our principal executive officer and principal accounting officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our most recent fiscal quarter that have materially affected, or reasonably likely to materially affect, our internal control over financial reporting.

FACILITIES

Sport Tech Enterprises has temporary office space located 10321 Running Falls, Las Vegas, NV 89178. We believe our current office space is adequate for our immediate needs; however, as our operations expand, we may need to locate and secure additional office space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Widme, an officer and director of the Company. Office services are provided without charge by Mr. Widme.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

LEGAL PROCEEDINGS

We may, from time to time, be named as defendants in various judicial, regulatory, and arbitration proceedings in the future in the ordinary course of our business.  The nature of such proceedings may involve large claims subjecting us to exposure, or may be routine customer complaints regarding less significant losses.  We may also become subject to investigations or proceedings by governmental agencies, which can result in fines or other disciplinary action being imposed on us.  Additionally, legal proceedings may be brought from time to time in the future.  At this time, there are no pending matters.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the date of this offering, our common stock was not traded.

Inclusion on the OTC Bulletin Board permits price quotations for our shares to be published by that service.  Although we intend to submit an application to a market maker for the OTC Bulletin Board, we do not anticipate our shares to immediately be traded in the public market. Also, secondary trading of our shares may be subject to certain state imposed restrictions. Except for the application we intend to submit to a market maker for the OTC Bulletin Board, there are no plans, proposals, arrangements or understandings with any person concerning the development of a trading market in any of our securities.  There can be no assurance that our shares will be accepted for trading on the OTC Bulletin Board or any other recognized trading market.  Also, there can be no assurance that a public trading market will develop in the future or, if such a market does develop, that it can be sustained.

Without an active public trading market, a stockholder may not be able to liquidate their shares. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations.  Factors we discuss in this offering, including the many risks associated with an investment in our securities, may have a significant impact on the market price of our common stock.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state.  A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state.  Presently, we have no plans to register our securities in any particular state.

DIVIDENDS

The payment of dividends is subject to the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements’, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business.

Any cash dividends in the future to common stockholders will be payable when, as and if declared by our board of directors, based upon the board’s assessment of:

•      our financial condition;
•      earnings;
•      need for funds;
•      capital requirements;
•      prior claims of preferred stock to the extent issued and  outstanding; and
•      other factors, including any applicable laws.

Therefore, it is highly unlikely that any dividends on the common stock will be paid in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation

Our executive officer has not received any compensation, including plan or non-plan compensation as of the date of this offering.  The table below summarizes the total compensation earned by our executive officer.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andrew I. Widme
President, Director, Secretary, Treasurer	2010		$-0-	$		$-0-	-0-	$	$

Future Compensation

Our executive officer has agreed to continue to provide services to us without receiving compensation until such time as we have earnings from our revenue.  We have agreed to continue to defer the executive compensation without interest until we are in a position to pay the deferred salaries.

Board Committees

We currently do not have any committees of the board of directors.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

As of June 30, 2011, we have outstanding an aggregate of 33,610,800 common shares. Upon the effectiveness of this registration, 8,410,800 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. The remaining 25,200,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The shares making up the 24,000,000 were issued, in September of 2010 to our founding stockholder and sole officer and director, Andrew Widme.  In December of 2010, 1,200,000 shares were issued to Brandon Lane the founder of SquareRoot, Inc.  Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144.

As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Sport Tech Enterprises, Inc., at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

In May of 2011, we engaged the services of De Joya Griffith & Company, LLC, to provide an audit of our financial statements for the period from Inception (July 28, 2010) to March 31, 2011. This was our first auditor. We have no disagreements with our auditor through the date of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Sport Tech Enterprises, Inc.

We have audited the accompanying consolidated balance sheet of Sport Tech Enterprises, Inc. and Subsidiary (the “Company”) (A Development Stage Company) as of March 31, 2011 and the related consolidated statements of operations, stockholders’ deficit and cash flows from inception (July 28, 2010) through March 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sport Tech Enterprises, Inc. and Subsidiary (A Development Stage Company) as of March 31, 2011 and the results of its operations and cash flows from inception (July 28, 2010) through March 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
May 10, 2011

SPORT TECH ENTERPRISES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET

March 31,
2011

ASSETS

Current assets:
Cash	$ 682
Total current assets	682

Other assets:
Trademark	775
Website	244
Total other assets	1,019

Total assets	$ 1,701

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$ 893
Total current liabilities	893

Long term liabilities:
Accrued interest payable - related party	280
Line of credit - related party	22,596
Total long term liabilities	22,876

Total liabilities	23,769

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding as of March 31, 2011	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 33,450,000 shares issued and outstanding as of March 31, 2011	33,450
Additional paid-in capital	4,950
Deficit accumulated during development stage	(60,468)
Total stockholders' deficit	(22,068)

Total liabilities and stockholders' deficit	$ 1,701

See Accompanying Notes to Consolidated Financial Statements.

SPORT TECH ENTERPRISES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS

Inception
(July 28, 2010)
to
March 31,
2011

Revenue	$ -

Operating expenses:
General and administrative	2,901
Salaries and wages	15,932
Professional fees	41,355

Total operating expenses	60,188

Other expenses:
Interest expense - related party	(280)

Total other expenses	(280)

Net loss	$ (60,468)

Weighted average number of common shares	25,917,611
outstanding - basic

Net loss per common share - basic	$ (0.00)

See Accompanying Notes to Consolidated Financial Statements.

SPORT TECH ENTERPRISES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT

						Deficit
						Accumulated
					Additional	During	Total
	Preferred Shares		Common Shares		Paid-In	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Deficit
Inception July 28, 2010	-	$ -	-	$ -	$ -	$ -	$ -

September 7, 2010
Issuance of common stock for cash	-	-	200,000	200	-	-	200

September 21, 2010
Issuance of common stock for cash	-	-	24,000,000	24,000	-	-	24,000

September 22, 2010
Issuance of common stock for cash	-	-	8,000,000	8,000	-	-	8,000

October 1, 2010
Issuance of common stock for acquisition of Squareroot, Inc.	-	-	1,200,000	1,200	-	-	1,200

December 1, 2010
Issuance of common stock for services	-	-	50,000	50	4,950	-	5,000

Net loss	-	-	-	-	-	(60,468)	(60,468)

Balance, March 31, 2011	-	$ -	33,450,000	$ 33,450	$ 4,950	$ (60,468)	$ (22,068)

See Accompanying Notes to Consolidated Financial Statements.

SPORT TECH ENTERPRISES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS
Inception
(July 28, 2010)
to
March 31,
2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (60,468)
Adjustments to reconcile net loss
to net cash used in operating activities:
Shares issued for services	6,000
Changes in operating assets and liabilities:
Increase in accounts payable	893
Increase in accrued interest payable - related party	280

Net cash used in operating activities	(53,295)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for trademarks	(775)
Payments for website development	(244)
Cash acquired in acquisition of Squareroot, Inc.	200

Net cash used in investing activities	(819)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit - related party	22,596
Proceeds from sale of common stock, net of offering costs	32,200

Net cash provided by financing activities	54,796

NET CHANGE IN CASH	682

CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$ 682

SUPPLEMENTAL INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

Non-cash activities:
Shares issued for services	$ 6,000
Shares issued for acquisition of Squareroot, Inc.	$ 1,200
See Accompanying Notes to Consolidated Financial Statements.

SPORT TECH ENTERPRISES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Organization and Business Operations

Organization
The Company was incorporated on July 28, 2010 (Inception) under the laws of the State of Nevada, as Sport Tech Enterprises, Inc. On October 1, 2010, we acquired our wholly-owned subsidiary, SquareRoot, Inc (“SquareRoot”) Incorporated in the state of Nevada. SquareRoot was formed to design, manufacture, and distribute water sport sporting goods.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations
The Company is developing and marketing sporting goods products with a focus on surfing, boogie boarding and snowboarding.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation
The consolidated financial statements include the accounts of Sport Tech Enterprises, Inc. (Nevada Corporation), and its wholly-owned subsidiary Squareroot, Inc. (Nevada Corporation).  All significant inter-company balances and transactions have been eliminated.  Sport Tech Enterprises, Inc. (Nevada Corporation) and Squareroot (Nevada Corporation) will be collectively referred herein as the “Company”.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Trademarks
ASC 350 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of ASC 350. This standard also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment. As of March 31, 2011, the Company believes there is no impairment of its intangible assets.

The Company's intangible assets consist of the costs of filing and acquiring various trademarks. The trademarks are recorded at cost. The Company determined that the trademarks have an estimated useful life of 10 years and will be reviewed annually for impairment.  Amortization will be recorded over the estimated useful life of the assets using the straight-line method for financial statement purposes. The Company will commence amortization once the economic benefits of the assets begin to be consumed and they plan to record amortization once production begins and the related revenues are recorded.

Website
The Company capitalizes the costs associated with the development of the Company’s website pursuant to ASC Topic 350.  Other costs related to the maintenance of the website are expensed as incurred.  Amortization is provided over the estimated useful lives of 3 years using the straight-line method for financial statement purposes.  The Company plans to commence amortization upon completion of the Company’s fully operational website.  Amortization will commence during April 2011.

SPORT TECH ENTERPRISES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition
We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the products have been shipped to the customers.

Advertising Costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period of Inception (July 28, 2010) to March 31, 2011.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

SPORT TECH ENTERPRISES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of March 31, 2011, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of March 31, 2011, no income tax expense has been incurred.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Year end
The Company has a year ended March 31.

Recent pronouncements

The Company has evaluated the recent accounting pronouncements through ASU 2011-03 and believes that none of them will have a material effect on the company’s financial statements.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities, developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (July 28, 2010) through the period ended March 31, 2011 of ($60,468). In addition, the Company’s development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4 – TRADEMARK

Trademark consisted of the following as of:

March 31,
2011
Trademark	$ 775
Accumulated amortization	-
$ 775

During the period from Inception (July 28, 2010) through March 31, 2011, the Company recorded amortization expense of $0.  The Company will commence amortization in April 2011.

SPORT TECH ENTERPRISES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – WEBSITE

Website consisted of the following as of:

March 31,
2011
Website	$ 244
Accumulated amortization	-
$ 244

During the period from Inception (July 28, 2010) through March 31, 2011, the Company recorded amortization expense of $0.  The Company will commence amortization in April 2011.

NOTE 6 – LINE OF CREDIT – RELATED PARTY

Line of credit consists of the following at:

March 31, 2011
Revolving credit line due to an officer and director of the Company, unsecured, 6% interest, due in September 2013	$ 4,000

Revolving credit line due to an officer and director of the Company, unsecured, 6% interest, due in November 2013	18,596

$ 22,596

On September 29, 2010, the Company executed a line of credit in the amount of $100,000 with Andrew Widme. The line of credit carries an annual interest rate of 6% and has a term of three years, at which the entire outstanding balance of principal and interest is due in full. In the event of default, the line of credit will bear interest at 10% per annum.  As of March 31, 2011, an amount of $4,000 had been used for general corporate purposes with a remaining balance of $96,000 available.

On November 29, 2010, the Company executed a line of credit in the amount of $50,000 with Andrew Widme. The line of credit carries an annual interest rate of 6% and has a term of three years, at which the entire outstanding balance of principal and interest is due in full. In the event of default, the line of credit will bear interest at 10% per annum.  As of March 31, 2011, an amount of $18,596 had been used for general corporate purposes with a remaining balance of $31,404 available.

During the period from Inception (July 28, 2010) through March 31, 2011, interest expense was $280.

SPORT TECH ENTERPRISES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – INCOME TAXES

At March 31, 2011, the Company had a federal operating loss carryforward of $54,468, which begins to expire in 2031.

Components of net deferred tax assets, including a valuation allowance, are as follows at March 31, 2011:

2010
Deferred tax assets:
Net operating loss carryforward	$ 19,064
Total deferred tax assets	19,064
Less: Valuation allowance	(19,064)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of March 31, 2011 was $19,064, which will begin to expire 2031.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of March 31, 2011 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at March 31, 2011:

2011
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of its $0.001 par value preferred stock.  The Company did not authorize terms and rights of preferred shares as of March 31, 2011.

Common Stock

On September 7, 2010, the Company issued 200,000 shares of its $0.001 par value common stock at a price of $0.001 per share for cash of $200.

On September 21, 2010, the Company issued an officer and director of the Company 24,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for cash of $24,000.

On September 22, 2010, the Company issued 8,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for cash of $8,000.

On October 1, 2010, the Company issued 1,200,000 shares of its $0.001 par value common stock at a price of $0.001 per share in exchange for 100% of Squareroot, Inc. valued at $1,200.

On December 1, 2010, the Company issued 50,000 shares of its common stock toward legal fees at a value of $0.10 per share.  The shares were valued with the fair value of the services rendered.

During the period from Inception (July 28, 2010) to March 31, 2011, there have been no other issuances of common stock.

NOTE 9 – WARRANTS AND OPTIONS

As of March 31, 2011, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 10 – SUBSEQUENT EVENTS

During the month ended April 30, 2011, the Company received an additional $5,850 from Andrew Widme as a draw on the line of credit which is due in November 2013.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

SPORT TECH ENTERPRISES, INC.

$2,523,240

prospectus

Dealer Prospectus Delivery Obligation

Until the offering termination date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of SPORT TECH ENTERPRISES, INC., in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of SPORT TECH ENTERPRISES, INC., if they were not engaged in willful misfeasance or malfeasance in the performance of his or his duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in SPORT TECH ENTERPRISES, INC., in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Amounts
Securities and Exchange Commission registration fee	$292.95
Legal fees and expenses	0
Copying	0
Total	$292.95

RECENT SALES OF UNREGISTERED SECURITIES

During September of 2010, Daniel R. Van Ness received 200,000 shares of common stock, at a price of $0.001 per share for cash as part of the initial capitalization of the Company.

During September of 2010, Mr. Widme received 24,000,000 shares of common stock, at a price of $0.001 per share as the founder of Sport Tech Enterprises, Inc. Mr. Widme is the only officer, director, stockholder, and promoter of Sport Tech Enterprises, Inc.  The proceeds from the sale of the shares to Mr. Widme, $24,000 constituted the majority portion of the initial cash capitalization of the Company.

During September of 2010, Mary Jane Stoecklein received 8,000,000 shares of common stock, at a price of $0.001 per share for cash as part of the initial capitalization of the Company.

During October of 2010, Brandon W. Lane received 1,200,000 shares of common stock, at a price of $0.001, per the terms of the Share Exchange Agreement between the Company and Squareroot, Inc., executed October 1, 2010.

During December of 2010, Stoecklein Law Group received 50,000 shares of common stock, at a price of $0.10 per share, per the terms of the Retainer Agreement between the Company and Stoecklein Law Group, executed on July 30, 2010.

In June of 2011, Daniel R. Van Ness received 800 shares of common stock, at a price of $0.30per share as compensation for additional capitalization of the Company. These shares were sold and issued subsequent to the completion of the audit of March 31, 2011, and are not reflected in the financial statements.

In June of 2011, the Company completed a Private Placement for the sale of 160,000 shares of common stock, at a price of $0.30per share.  These shares were sold and issued subsequent to the completion of the audit of March 31, 2011, and are not reflected in the financial statements.

The above sales were not registered under the Securites Act of 1933 because the offering and sales were made in reliance on the exemptions provided by Secion 4(2) and Regulation D of the Securities Act of 1933 there under for transactions by an issuer not involving a public offering.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

UNDERTAKINGS

A.	The undersigned registrant hereby undertakes to:

(1)           File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting methods used to sell the securities to the purchaser, is the securities are offered or sold to such purchaser and will be considered to offer or sell securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);
b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
c.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
(1)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)           In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(3)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 1, 2011.

Sport Tech Enterprises, Inc.

By: /s/ Andrew I. Widme
Andrew I. Widme, Chief Executive Officer
and Principal Accounting Officer

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Andrew I. Widme	President	July 1, 2011
Andrew I. Widme

/s/Andrew I. Widme	Director	July 1, 2011
Andrew I. Widme

/s/Andrew I. Widme	Principal Executive Officer	July 1, 2011
Andrew I. Widme

/s/Andrew I. Widme	Principal Financial Officer	July 1, 2011
Andrew I. Widme

/s/Andrew I. Widme	Principal Accounting Officer	July 1, 2011
Andrew I. Widme

/s/Andrew I. Widme	Secretary/Treasurer and Director	July 1, 2011
Andrew I. Widme

Financial Statements and Exhibits

(a)           Documents filed as part of this Report
1.           Financial Statements:
A.           INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Independent Auditors’ Report F-1
Balance Sheet as of March 31, 2011 F-2
Statement of Operations for the Period from Inception (July 28, 2010)
through March 31, 2011 F-3
Statement of Stockholders’ Defecit for the Period from
Inception (July 28, 2010) through March 31, 2011 F-4
Statement of Cash Flows for the Period from Inception (July 28, 2010)
through March 31, 2011 F-5
Notes to Financial Statements F-6 - F-10

 (b) Exhibits
EXHIBIT INDEX

Exhibit	Description
3(i)(a)*	Articles of Incorporation of Sport Tech Enterprises, Inc., filed on July 28, 2010
3(ii)(a)*	Bylaws of the Sport Tech Enterprises, Inc.
4*	Instrument defining the rights of security holders: (a)Articles of Incorporation (b)Bylaws (c)Stock Certificate Specimen
5*	Opinion of the Stoecklein Law Group
11*	Statement Re: Computation of per share earnings
23.1*	Consent of De Joya Griffith & Company, LLC
23.2*	Consent of the Stoecklein Law Group

*       Filed herewith